Exhibit 4(f)(116)
Execution Copy
THIRD AMENDMENT TO INTERCREDITOR AGREEMENT
     This Third Amendment to Intercreditor Agreement dated as of July 31, 2008 (“Third Amendment”) is entered into by and among (a) Comerica Bank (“Comerica”), acting in its capacity as agent (in such capacity, the “Agent”) for and on behalf of the various financial institutions which are, or may from time to time hereafter become, parties to the Credit Agreement and (b) Comerica, in its capacity as collateral agent hereunder (in such capacity, together with its successors and assigns, the “Collateral Agent”), and is acknowledged by Credit Acceptance Corporation, a Michigan corporation (“Company”) as issuer of the Benefited Obligations and by the Guarantors.
RECITALS
     A. Agent, Collateral Agent, each of the undersigned Lenders (or their predecessors), and certain Noteholders entered into that certain Intercreditor Agreement dated as of December 15, 1998 which was acknowledged by the Company as of such date and which was amended by the parties by First Amendment (“First Amendment”) dated as of March 30, 2001 and that Second Amendment (“Second Amendment” dated as of June 10, 2002) (as so amended, the “Intercreditor Agreement”).
     B. At the request of the Company, and in connection with certain amendments to be made to the Credit Agreement concurrently with this Third Amendment, the undersigned parties have agreed to amend the terms and conditions of the Intercreditor Agreement, but only as set forth herein.
     NOW, THEREFORE, the parties have entered into this Third Amendment to make further amendments to the Intercreditor Agreement, as follows:
     1. Section 11(b) is hereby amended and restated, in its entirety, as follows:
“(b) This Agreement may be amended, modified or waived only by an instrument or instruments in writing signed by or on behalf of the Required Future Debt Holders, the Required Lenders and the Required Noteholders, the Collateral Agent and the Company; provided that, after the occurrence and during the continuance of any Default or Event of Default or after the commencement of an Enforcement, this Agreement may be amended or modified without the written consent of Company so long as such amendment or modification does not modify the obligations of the Company or any Obligor under any Financing Agreement.”
     2. Except to the extent otherwise defined herein, all capitalized terms used in this Amendment shall have their respective meanings as set forth in the Intercreditor Agreement.
     3. Agent, Collateral Agent, the Lenders, and Company hereby acknowledge that, subject to the terms hereof, the Intercreditor Agreement is and shall remain in full force and effect according to its terms.

     4. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
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[SIGNATURES FOLLOW ON SUCCEEDING PAGES]

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date first above written.

COMERICA BANK, as Agent and as Collateral Agent, and for and on behalf of the Lenders (as specifically authorized by the Lenders)

By:	/s/ Timothy Bishop

Its:	Vice President
Signature Page to Third Amendment to Intercreditor Agreement
(849187)

Acknowledged by:

CREDIT ACCEPTANCE CORPORATION

By:	/s/ Douglas W. Busk

Its: Treasurer

Date: June 31, 2002

AUTO FUNDING AMERICA OF NEVADA INC.
CREDIT ACCEPTANCE CORPORATION LIFE INSURANCE COMPANY
BUYERS VEHICLE PROTECTION PLAN, INC.
CAC LEASING, INC.
VEHICLE REMARKETING SERVICES, INC.
CREDIT ACCEPTANCE CORPORATION OF NEVADA, INC.
CREDIT ACCEPTANCE CORPORATION OF SOUTH DAKOTA, INC.
CAC REINSURANCE, LTD.

By:	/s/ Douglas W. Busk

Name: Douglas W. Busk
Title: Treasurer
Address for Notices:
c/o Credit Acceptance Corporation
25505 W. 12 Mile Road, Suite 3000
Southfield, Michigan 48034
Fax No.: 248-353-9776
Telephone No.: 248-353-2700
Attention: Doug Busk
Signature Page to Third Amendment to Intercreditor Agreement
(849187)